Exhibit 4.6

AMENDED AND RESTATED

FIRST REFUSAL AND CO-SALE AGREEMENT

THIS AMENDED AND RESTATED FIRST REFUSAL AND CO-SALE AGREEMENT (this “Agreement”), is made as of September 11, 2007, by and among LDR Holding Corporation, a Delaware corporation (the “Company”), each of the individuals and entities listed on Schedule A attached hereto (the “Investors”), and each of the individuals listed on Schedule B attached hereto (the “Common Holders”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in that certain Series C Preferred Stock Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) by and among the Company and certain of the Investors. The Common Holders and the Investors are sometimes referred to herein individually as “Stockholder” and collectively as the “Stockholders.”

RECITALS

WHEREAS, the Company and certain of its Stockholders are parties to that certain First Refusal and Co-Sale Agreement dated as of April 10, 2006 (the “Prior Agreement”);

WHEREAS, the Company desires to sell shares of Series C Preferred Stock pursuant to the terms of the Purchase Agreement and the amendment and restatement of the Prior Agreement as set forth herein is a condition to the Closing;

WHEREAS, the parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the shares of the Common Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and all other securities convertible into, exchangeable for, exercisable for or issued in exchange for or in respect of shares of Common Stock, in each case whether now owned or hereafter acquired by the Common Holders and the Investors (collectively, the “Stock”), and to provide for certain rights and obligations in respect thereto as hereinafter provided;

WHEREAS, pursuant to Section 3.6 of the Prior Agreement, the Prior Agreement may be amended by a written instrument executed by the holders of (i) at least 66% of the shares of Common Stock (determined on an As Exchanged Basis (as defined in the Prior Agreement)) and (ii) at least 66% of the shares of Preferred Stock (determined on an As Exchanged Basis (as defined in the Prior Agreement)); and

WHEREAS, the undersigned Stockholders represent (i) at least 66% of the shares of Common Stock (determined on an As Exchanged Basis (as defined in the Prior Agreement)) and (ii) at least 66% of the shares of Preferred Stock (determined on an As Exchanged Basis (as defined in the Prior Agreement)) and such Stockholders desire to amend the Prior Agreement as set forth below, on behalf of themselves and the other Stockholders party to the Prior Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises, and the mutual promises and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE 1

RESTRICTIONS ON TRANSFERS

1.1 General Prohibition on Transfers; Permitted Transfers.

(a) Except as otherwise permitted hereby, no Stockholder shall directly or indirectly sell, assign, pledge or encumber or otherwise transfer to any person (a “Transferee”) any shares of Stock unless the Stockholder has complied with all of the terms of this Agreement. Any purported sale, assignment, pledge, encumbrance or other transfer in violation of any provision of this Agreement shall be void and ineffectual and shall not operate to transfer any interest or title to the purported Transferee.

(b) The restrictions contained in this Agreement with respect to transfers by Stockholder of shares of Stock shall not apply to: (i) any transfer of Stock by a Stockholder to any such Stockholder’s spouse, parents, siblings (by blood, marriage or adoption) or lineal descendants (by blood, marriage or adoption); (ii) any transfer of Stock by a Stockholder to a trust, partnership, corporation, limited liability company or other similar entity for the benefit of such Stockholder or such Stockholder’s spouse, parents, siblings or lineal descendants; (iii) any transfer of Stock by a Stockholder or, upon a Stockholder’s death, to the executors, administrators, testamentary trustees, legatees or beneficiaries of such Stockholder; (iv) any transfer of Stock by a Stockholder to any person who controls, is controlled by or is under common control with such Stockholder (within the meaning of the Securities Act of 1933, as amended); (v) any distribution of Stock to the members, partners or stockholders of a Stockholder; and (vi) any transfer of stock by a Stockholder (A) pursuant to a merger or consolidation of the Company with or into another corporation or corporations, (B) pursuant to the winding up and dissolution of the Company, (C) at, and pursuant to, a Qualified Public Offering (as defined in the Company’s Certificate of Incorporation, as the same may be amended and/or restated from time to time), or (D) in connection with a transaction in which stock of the Company having more than 50% of the voting power of all the then outstanding stock of the Company is transferred; provided, that in each of clauses (i) through (vi), each Transferee, donee, heir or distributee shall, as a condition precedent to such transfer, become a party to this Agreement by executing an Adoption Agreement substantially in the form attached hereto as Annex A and shall have all of the rights and obligations of a Stockholder hereunder; and provided further, that in each of the cases of (A), (B) and (D) of clause (vi) hereof, the Company’s stockholders of record as constituted immediately prior to such event will, immediately after such event, hold less than a majority of the voting power of the surviving or acquiring entity.

1.2 Right of First Refusal on Shares of Stock. Except as otherwise permitted in Section 1.1(b) of this Agreement, transfers of shares of Stock by a Stockholder shall not be permitted unless the selling Stockholder has complied with this Section 1.2. Any Stockholder who intends to sell (or otherwise transfer) any of such Stockholder’s shares of Stock (the “Proposed Seller”), shall give written notice (the “Seller’s Notice”) to the Company and each of the Investors stating that the Proposed Seller intends to make such a sale or transfer, identifying the party who made the bona fide offer (the “Proposed Transferee”), specifying the number of shares of Stock proposed to be purchased or acquired pursuant to the offer (the “First Refusal Shares”), and specifying the per share purchase price which the Proposed Transferee has offered to pay for the First Refusal Shares (the “Sale Price”). A copy of the offer, if available, and a statement of the number of shares held by each Investor shall be attached to the Seller’s Notice. If a copy of the offer is not available, a statement of the terms of the offer and any material facts shall be attached to the Seller’s Notice.

(a) Right of First Refusal.

(i) Company’s First Right of Refusal. The Company shall have the irrevocable and exclusive option to purchase, upon delivery to the Proposed Seller within 10 days of its receipt of the Seller’s Notice, all or a portion of the First Refusal Shares. The Company shall deliver a notice (the “Company Notice”) to the Proposed Seller, each of the Investors of its election to purchase the First Refusal Shares within such 10-day period, together with payment to the Proposed Seller of the Sale Price therefor. If the Company fails to purchase all of the First Refusal Shares by exercising the option granted herein within the period provided, the Company shall so notify each Investor (the “Additional Transfer Notice”) and the First Refusal Shares shall be subject to the options granted to the Investors pursuant to this Agreement.

(ii) Investors’ Right of Refusal. To the extent that the Company does not purchase all of the First Refusal Shares, each Investor shall have the irrevocable and exclusive option to purchase up to that number of the First Refusal Shares not purchased by the Company (the “Remaining First Refusal Shares”) at the Sale Price as equals the product of (A) the number of remaining First Refusal Shares multiplied by (B) a fraction, the numerator of which shall be the number of shares of Stock (on an As Exchanged Basis (as defined below) owned by such Investor and the denominator of which shall be the number of shares of Stock (on an As Exchanged Basis) owned by all of the Investors (the “Proportionate Share”). Within 20 days after delivery of the Additional Transfer Notice, each Investor shall deliver to the Company and the Proposed Seller a written notice stating whether it elects to exercise its option under this Section 1.2(a)(ii) and the maximum number of shares (up to all of such Investor’s Proportionate Share) that it is willing to purchase, and such notice shall constitute an irrevocable commitment to purchase such shares. For purposes of the Agreement, the term “As Exchanged Basis” shall mean (i) with respect to the Common Stock, all of the then outstanding shares of Common Stock plus the aggregate number of shares of Common Stock issuable upon the exercise of the outstanding options to exchange the then outstanding shares or Class A Stock of LDR Medical SAS., a company organized under the laws of the French Republic (“LDR Medical”) for shares of Common Stock pursuant to the Amended and Restated Put-Call Agreement dated as of September 11, 2007 by and between the Company, LDR Medical and each shareholder and holder of warrants to acquire shares of LDR Medical, (the “Put-Call Agreement”), and (ii) with respect to the Company’s Preferred Stock, all of the then outstanding shares of shares of Preferred Stock plus the aggregate number of shares of Preferred Stock issuable upon the exercise of the outstanding options to exchange the then outstanding shares or Class B, Class C and Class D Stock of LDR Medical for shares of Series A-2 Preferred Stock pursuant to the Put-Call Agreement.

(iii) Under/Oversubscription of First Refusal Shares. If an Investor does not elect to purchase its full Proportionate Share, the Proposed Seller shall deliver another written notice to each Investor that has elected to purchase its full Proportionate Share (a “Fully Exercising Holder”) stating the number of unpurchased Remaining First Refusal Shares. Each Fully Exercising Holder shall be entitled, by delivering written notice to the Proposed Seller within 5 calendar days following the delivery of such notice, to purchase up to all of the Remaining First Refusal Shares at the Sale Price. In the event of an oversubscription, the oversubscribed amount shall be allocated among such Fully Exercising Holders pro rata based on the number of shares of Stock (on an As Exchanged Basis) owned by each of them. The delivery of the notice of election under this Section 1.2 shall constitute an irrevocable commitment to purchase such shares.

(iv) Determination of Shares for Pro Rata Calculation. For the purposes of determining the number of shares an Investor is entitled to sell or purchase pursuant to this Section 1.2, the shares held by an Investor shall be deemed to include any shares of Stock (on an As Exchanged Basis) held by members, partners, officers, employees and affiliates of an Investor that are not themselves Investors (“Affiliates”) and any members, partners, officers or employees of such Investor’s Affiliates.

(b) Sale of Unsubscribed First Refusal Shares. If any First Refusal Shares are not elected to be purchased pursuant to Sections 1.2(a) or 1.2(b), (such shares, the “Unsubscribed First Refusal Shares”) then, subject to Section 1.3 hereof, the Proposed Seller shall be free, for a period of 90 calendar days from the date of the Seller’s Notice, to sell the unsubscribed First Refusal Shares to the Proposed Transferee, at a price equal to or greater than the Sale Price, and upon the terms no more favorable to the Proposed Transferee individually or in the aggregate than those specified in the Notice. Any transfer of the First Refusal Shares by the Proposed Seller after the end of such 90-day period or any change in the terms of the proposed sale as set forth in the Notice which are more favorable to the Proposed Transferee individually or in the aggregate shall require a new notice of intent to transfer to be delivered to the Company and the Investors and shall give rise anew to the rights provided in the preceding sections.

(c) Consideration for Purchase of First Refusal Shares. If the Investors and/or Company elect to purchase any or all of the First Refusal Shares mentioned in the Seller’s Notice, such Investor and/or Company shall have the right to purchase the First Refusal Shares for cash consideration whether or not part or all of the consideration specified in the Seller’s Notice is other than cash. If part or all of the consideration to be paid for the First Refusal Shares as stated in the Seller’s Notice is other than cash, the price stated in such Seller’s Notice shall be deemed to be the sum of the cash consideration, if any, specified in such Seller’s Notice, plus the fair market value of the non-cash consideration. The fair market value of the non-cash consideration shall be determined by the Board of Directors of the Company, and its judgment as to the fair market value of such non-cash consideration shall be binding upon the Proposed Seller and the other Investors.

1.3 Right of Co-Sale of Common Stock.

(a) Non-Participating Holders’ Right of Co-Sale. Subject to Section 1.4, in the event that all of the First Refusal Shares are not purchased by the Investors or the Company as provided in Section 1.2 and (ii) these Unsubscribed First Refusal Shares include Shares of Common Stock (the “Common First Refusal Shares”), the Proposed Seller shall deliver a notice to each Investor who did not purchase shares pursuant to Section 1.2(b) (each, a “Non-Participating Holder”) informing it of the number of Common First Refusal Shares he still holds and intends to sell to the Proposed Transferee (the “Common Co-Sale Shares”). Each Non-Participating Holder shall have the right, exercisable upon written notice to the Company and the Proposed Seller within 5 calendar days after the giving of such notice by the Proposed Seller, to participate in the Proposed Seller’s sale of Common Co-Sale Shares at the Sale Price. The delivery of the notice of election under this Section 1.3 shall constitute an irrevocable commitment to sell such shares of Common Stock. To the extent one or more of the Non-Participating Holders exercise such right of co-sale participation in accordance with the terms and conditions set forth below, the number of shares of Common Stock which the Proposed Seller may sell to the Proposed Transferee shall be correspondingly reduced. The right of co-sale participation of each of the Investors shall be subject to the terms and conditions set forth in this Section 1.3.

(b) Number of Shares Available to Non-Participating Holders. Each Non-Participating Holder may elect to sell all or any part of that number of shares of Common Stock of the Company held by such Non-Participating Holder equal to the product obtained by multiplying (i) the aggregate number of Common Co-Sale Shares by (ii) a fraction, the numerator of which is the number of shares of Stock (on an As Exchanged Basis) of the Company at the time owned by such Non-Participating Holder, and the denominator of which is the aggregate number of shares of Stock (on and As Exchanged Basis) of the Company at the time owned by the Proposed Seller and all of the Non-Participating Holders wishing to participate in the sale of Common Co-Sale Shares.

(c) Effecting the Co-Sale.

(i) Transfer to Proposed Seller. Each of the Non-Participating Holders shall effectuate the sale by promptly delivering to the Proposed Seller for transfer to the Proposed Transferee one or more certificates, properly endorsed for transfer, which represent the number of shares of Common Stock (or shares of Preferred Stock convertible into such number of shares of Common Stock) which the Non-Participating Holders elect to sell.

(ii) Transfer to Proposed Transferee. The stock certificates which the Non-Participating Holders deliver to the Proposed Seller shall be transferred by the Proposed Seller to the Proposed Transferee in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the notice to the Non-Participating Holders and the Proposed Seller shall promptly thereafter remit to each Non-Participating Holder that portion of the sale proceeds to which the Non-Participating Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibit such assignment or otherwise refuse to purchase shares or other securities from any Investor exercising its rights of co-sale hereunder, the Proposed Seller shall not sell to such prospective purchaser or purchasers any Stock unless and until, simultaneously with such sale, the Proposed Seller shall purchase such shares or other securities from such Non-Participating Holder for the same consideration and on the same terms and conditions as the proposed transfer described in the Seller’s Notice.

1.4 Right of Co-Sale in a Significant Transaction.

(a) Series C Holders’ Right of Co-Sale. Notwithstanding Section 1.3, in the event that one or more Stockholders (the “Selling Stockholders”) intends to sell (or otherwise transfer) shares of Stock in a transaction (or series of related transactions) representing in the aggregate ten percent (10%) or more of the Stock of the Company on a fully-diluted basis (the “Selling Stockholder Co-Sale Shares”), the Selling Stockholders shall deliver a notice (a “Significant Transaction Notice”) to each holder of Series C Preferred Stock (each, a “Series C Holder”) informing it of the number of Selling Stockholder Co-Sale Shares the Selling Stockholders intend to sell to the proposed acquirer (the “Proposed Significant Transferee”) and specifying the per share purchase price which the Proposed Significant Transferee has offered to pay for the Selling Stockholder Co-Sale Shares. Each Series C Holder shall have the right, exercisable upon written notice to the Company and the Selling Stockholders within 20 calendar days after the giving of such notice by the Selling Stockholders, to participate in the Selling Stockholders’ sale of Selling Stockholder Co-Sale Shares at the per share purchase price which the Proposed Significant Transferee has offered to pay for the Selling Stockholder Co-Sale Shares. The delivery of the notice of election under this Section 1.4 shall constitute an irrevocable commitment to sell such shares of Stock. To the extent one or more of the Series C Holders exercise such right of co-sale participation in accordance with the terms and conditions set forth below, the number of Selling Stockholder Co-Sale Shares which the Selling Stockholders may sell to the Proposed Significant Transferee shall be correspondingly reduced. In the event that a transaction meets the requirements of the first sentence of this Section 1.4, the co-sale rights contained in this Section 1.4 shall be exclusive with respect to such transaction and Section 1.3 shall not apply with respect thereto. The right of co-sale participation of each of the holders of Series C Preferred Stock shall be subject to the terms and conditions contained in this Section 1.4.

(b) Number of Shares Available to Series C Holders. Each Series C Holder may elect to sell all or any part of that number of shares of Stock in accordance with this Section 1.4 of the Company held by such Series C Holder equal to the product obtained by multiplying (i) the number of shares of Stock (on an As Exchanged Basis) of the Company at the time owned by such Series C Holder, by (ii) a fraction, the numerator of which is the aggregate number of Selling Stockholder Co-Sale Shares, and the denominator of which is the aggregate number of shares of Stock (on an As Exchanged Basis) of the Company at the time owned by such by the Selling Stockholders (the “Series C Co-Sale Shares”). In the event that the Series C Holders elect to sell an aggregate number of shares of Stock pursuant to this Section 1.4 in excess of the number of Selling Stockholder Co-Sale Shares, then each Series C Holder electing to participate shall be entitled to sell a number of shares of Stock equal to multiplying (i) the number of Selling Stockholder Co-Sale Shares by (ii) a fraction, the numerator of which is the number of Series C Co-Sale Shares for such Series C Holder, and the denominator of which is the aggregate number of Series C Co-Sale Shares held by all Series C Holders electing to participate in the co-sale right pursuant to this Section 1.4. In such case, the Selling Stockholders will not be entitled to sell any Selling Stockholder Co-Sale Shares.

(c) Effecting the Significant Transfer Co-Sale.

(i) Transfer to Selling Stockholders. Each of the participating Series C Holders shall effectuate the sale by promptly delivering to the Selling Stockholders for transfer to the Proposed Significant Transferee one or more certificates, properly endorsed for transfer, which represent the number of shares of Stock which the Series C Holders elect to sell.

(ii) Transfer to Proposed Significant Transferee. The stock certificates which the participating Series C Holders deliver to the Selling Stockholders shall be transferred by the Selling Stockholders to the Proposed Significant Transferee in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Significant Transaction Notice and the Selling Stockholders shall promptly thereafter remit to each participating Series C Holder that portion of the sale proceeds to which the participating Series C Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibit such assignment or otherwise refuse to purchase shares or other securities from any participating Series C Holder exercising its rights of co-sale hereunder, the Selling Stockholders shall not sell to such prospective purchaser or purchasers any Stock unless and until, simultaneously with such sale, the Selling Stockholders shall purchase such shares or other securities from such Series C Holder for the same consideration and on the same terms and conditions as the proposed transfer described in the Significant Transaction Notice.

1.5 Additional Transactions. The exercise or non-exercise of the rights of an Investor hereunder to participate in one or more sales of Stock made by the Proposed Seller shall not adversely affect their rights to participate in subsequent sales by a Stockholder.

1.6 Prohibited Transfers.

(a) Grant. In the event that any Proposed Seller or Selling Stockholder should sell any Stock in contravention of the participation rights of the Investors under Section 1.3 or Section 1.4, as applicable (a “Prohibited Transfer”), the Investors, as applicable, shall have the put option provided in Section 1.5(b).

(b) Put Option. In the event of a Prohibited Transfer, the Investors shall have the option to sell to the Proposed Seller or Selling Stockholders, as applicable, a number of shares of Stock of the Company equal to the number of shares that the Investors would have been entitled to sell had such Prohibited Transfer been effected in accordance with Section 1.3 or 1.4 hereof, as applicable, on the following terms and conditions:

(i) The price per share at which the shares are to be sold to the Proposed Seller or Selling Stockholders shall be equal to the price per share paid to the Proposed Seller or Selling Stockholders, as applicable, by the third party purchaser or purchasers of the Proposed Seller’s or Selling Stockholders’ Stock.

(ii) The Investors shall deliver to the Proposed Seller or Selling Stockholder, as applicable, within 30 days after they have received notice from the Proposed Seller or Selling Stockholders or otherwise become aware of the Prohibited Transfer, the certificate or certificates representing the shares to be sold, each certificate to be properly endorsed for transfer.

(iii) The Proposed Seller or Selling Stockholders, as applicable, shall, upon receipt of the certificates for the shares, pay the aggregate purchase price therefor provided for in this Section 1.5, by delivery of consideration in the same form as such Proposed Seller or Selling Stockholders, as applicable, received for the Stock sold in the Prohibited Transfer, and shall reimburse the Investors and the Company for any additional expenses, including legal fees and expenses, incurred in effecting such purchase and resale.

ARTICLE 2

LEGENDED CERTIFICATES

2.1 Legend. During the term of this Agreement, each certificate representing shares of capital stock held by parties hereto will bear a legend in substantially the following form:

“THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A FIRST REFUSAL AND CO-SALE AGREEMENT AMONG THE HOLDER (OR THE PREDECESSOR IN INTEREST TO THE SHARES), THE COMPANY AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY. THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

The legend required under this Section 2.1 hereof shall be removed upon termination of this Agreement in accordance with the provisions of Section 3.1.

ARTICLE 3

GENERAL

3.1 Termination. This Agreement shall terminate upon the occurrence of any of the following events:

(a) the liquidation, dissolution or indefinite cessation of the business operations of the Company, or a Liquidation Event (as defined in the Company’s Certificate of Incorporation, as the same may be amended from time to time);

(b) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company; or

(c) the consummation of a Qualified Public Offering (as defined in the Company’s Certificate of Incorporation, as the same may be amended from time to time), or

(d) the written agreement signed by (i) the Stockholders holding at least 66% of the Preferred Stock (on an As Exchanged Basis) then held by the Stockholders voting together as a single class, on an as-converted to Common Stock basis and (ii) the Stockholders holding at least 66% of the Common Stock (on an As Exchanged Basis) then held by the Stockholders voting together as a single class and (iii) Stockholders holding at least a majority of the Series C Preferred Stock held by the Stockholders voting together as a separate series.

3.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the address for such party set forth herein (or at such other address for a party as shall be specified by like notice):

(a)	If to the Company:

LDR Holding Corporation

4030 W. Braker Lane, Suite 360

Austin, Texas 78759

Fax: (512) 344-3350

Attn: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Andrews Kurth LLP

111 Congress Avenue, Suite 1700

Austin, TX 78701

Fax: (512) 320-9292

Attn: Carmelo M. Gordian

(b)	If to the Investors:

At the address set forth below such Investor’s name on Schedule A hereto.

with a copy (which shall not constitute notice) to:

DLA Piper Rudnick Gray Cary US LLP

1221 South MoPac Expressway, Suite 400

Austin, TX 78746

Fax: (512) 457-7001

Attn: John J. Gilluly, III

with a copy (which shall not constitute notice) to:

Heller Ehrman LLP

7 Times Square

New York, NY 10036-6524

Fax: (212) 703-8942

Attn: Kevin T. Collins

with a copy (which shall not constitute notice) to:

Médus, Devaux Sorensen

84, rue de Grenelle

75007 Paris, France

Fax: (33) (144) 90 00 60

Attn : Jean-Louis Medus

Notices provided in accordance with this Section 3.2 shall be deemed delivered upon personal delivery, on three business days after deposit in the mail or upon actual receipt by facsimile if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if the facsimile is not received during the recipient’s normal business hours. All notices by facsimile shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

3.3 Successors and Assigns. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives; provided, however, and other than as set forth in Section 1.1(b) hereunder, the first refusal and co-sale rights hereunder may be assigned only by an Investor to a transferee or assignee of such Investor’s shares of Stock of the Company who, after such assignment or transfer, holds at least 100,000 shares of the Stock of the Company (subject to appropriate adjustments for stock splits, stock dividends, combinations and other recapitalizations) and who executes an Adoption Agreement in the form attached as Annex A. By execution hereof or of an Adoption Agreement, each party hereto hereby appoints the Company as its attorney-in-fact for the sole purpose of executing Adoption Agreements with any subsequent permitted transferees.

3.4 Optional Escrow. At the request of any Stockholder, an escrow shall be set up to effect the transfer of any certificates or funds hereunder. Costs of such escrow shall be borne by all of the parties participating therein based on the aggregate value of the shares held by them which are to be purchased or sold thereunder.

3.5 Severability. In the event one or more of the provisions of this Agreement should for any reason be held to be invalid, illegal or unenforceable, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.

3.6 Amendments and Waivers. Any amendment, waiver or modification of this Agreement shall be effective only if evidenced by a written instrument executed by (i) the Stockholders holding at least 66% of the Preferred Stock (on an As Exchanged Basis) then held by the Stockholders voting together as a single class on an as-converted to Common Stock basis and (ii) the Stockholders holding a majority of the Common Stock (on an As Exchanged Basis) then held by the Stockholders voting together as a single class on an as-converted to Common Stock basis; provided, however, that any amendment, waiver or modification to Section 1.4 shall be effective only if evidenced by a written instrument executed by the Stockholders holding a majority of the Series C Preferred Stock then held by the Stockholders voting as a separate class. Any waiver hereunder shall be effective only if evidenced by a written instrument executed by the holders of at least 66% of the shares of Stock held by all the Investors or by the holders of at least 66% of the shares of Common Stock held by all the Common Holders, as the case may be, whose rights are being waived. Notwithstanding the foregoing, Schedule A may be amended from time to time to add subsequent Investors subject to the consent of the Stockholders holding at least 66% of the Preferred Stock (on an As Exchanged Basis) then held by the Stockholders voting together as a single class on an as-converted to Common Stock basis, so long as the Investors holds equity securities of the Company, and Schedule B hereto may be amended from time to time with no further action on the part of the parties hereto to add subsequent Common Holders (each a “New Party”), provided that such New Party shall have executed and delivered an Adoption Agreement substantially in the form attached hereto as Annex A. Upon the execution and delivery of an Adoption Agreement by a New Party reasonably acceptable to the Company, such New Party shall be deemed to be a party hereto as if such New Party’s signature appeared on the signature pages hereto. By their execution hereof or of an Adoption Agreement, each of the parties hereto appoints the Company as its attorney-in-fact for the purpose of executing any Adoption Agreement which may be required to be delivered hereunder. Any amendment or waiver effected in accordance with this Section 3.6 shall be binding upon each then-current Investor and Common Stockholder, each future Investor and Common Stockholder, and the Company. Any amendment, waiver or modification not effected in accordance with this Section 3.6 shall be null and void.

3.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles.

3.8 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES TO THIS AGREEMENT WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL AND, BY ITS EXECUTION OF THIS AGREEMENT CONFIRMS THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH COUNSEL.

3.9 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in New York, New York, in accordance with the rules, then obtaining, of the American Arbitration Association. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

3.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which, when taken together, shall constitute one and the same instrument.

3.11 Remedies. The parties hereto shall have all remedies for breach of this Agreement available to them as provided by law or equity. Without limiting the generality of the foregoing, the parties agree that in addition to any other rights and remedies available at law or in equity, the parties shall be entitled to obtain specific performance of the obligations of each party to this Agreement and immediate injunctive relief and that, in the event any action or proceeding is brought in equity or to enforce the same, no party will urge, as a defense, that there is an adequate remedy at law.

3.12 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and do not constitute a part of this Agreement.

3.13 Entire Agreement. This Agreement (including the Schedules hereto) constitutes the full and entire understanding and agreement among the parties hereto with respect to the opportunity of the Company and the Investors to participate in sales of Stock by Stockholders and all other written or oral agreements relating to such opportunity (including without limitation the Prior Agreement) are expressly cancelled.

3.14 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

3.15 Future Securityholders. The Company hereby agrees that, as a condition precedent to any issuance of any capital stock of the Company, the Company shall require any holder of such capital stock to be become a “Common Holder” or “Investor”, as the case may be, under this Agreement prior to or on the date of such acquisition.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated First Refusal and Co-Sale Agreement on the day and year indicated above.

COMPANY:

LDR Holding Corporation

By:
Steven I. Whitlock
Secretary

[SIGNATURE PAGE TO AMENDED AND RESTATED FIRST REFUSAL AND CO-SALE AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated First Refusal and Co-Sale Agreement as of the date first above written.

INVESTORS:

Telegraph Hill Partners SBIC, L.P.
By:	Telegraph Hill Partners SBIC, LLC
Its:	General Partner

By:
Robert G. Shepler
Manager

THP Affiliates Fund, LLC
By:	Telegraph Hill Partners Investment Management, LLC
Its:	Manager
By:	Telegraph Hill Management Company LLC
Its:	Manager

By:
Robert G. Shepler
Manager

Telegraph Hill Partners II, L.P.
By:	Telegraph Hill Partners II Investment Management, LLC
Its:	General Partner
By:	Telegraph Hill Management Company LLC
Its:	Manager

By:
Robert G. Shepler
Manager

THP II Affiliates Fund, LLC
By:	Telegraph Hill Partners II Investment Management, LLC
Its:	Manager
By:	Telegraph Hill Management Company LLC
Its:	Manager

By:
Robert G. Shepler
Manager

[SIGNATURE PAGE TO AMENDED AND RESTATED FIRST REFUSAL AND CO-SALE AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated First Refusal and Co-Sale Agreement as of the date first above written.

INVESTORS:

AUSTIN VENTURES VIII, L.P.

By:	AV Partners VIII, L.P. its General Partner

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED FIRST REFUSAL AND CO-SALE AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated First Refusal and Co-Sale Agreement as of the date first above written.

INVESTORS:

PATH[4] INNOVATIONS LP

By:	Path[4], LLC its General Partner

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED FIRST REFUSAL AND CO-SALE AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated First Refusal and Co-Sale Agreement as of the date first above written.

INVESTORS:

FCPR R CAPITAL TECHNOLOGIES

By:	Rothschild & Cie Gestion its Managing Company

By:
Name:
Title:

FCPR R CAPITAL PRIVE TECHNOLOGIES

By:	Rothschild & Cie Gestion its Managing Company

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED FIRST REFUSAL AND CO-SALE AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated First Refusal and Co-Sale Agreement as of the date first above written.

INVESTORS:

PINTO TECHNOLOGY VENTURES, L.P., a Delaware Limited Partnership

By: PINTO TECHNOLOGY VENTURES, GP, L.P., its General Partner

By: PINTO TV GP COMPANY, LLC, its General Partner

By:
Name:	Matthew S. Crawford
Title:	Managing Director

[SIGNATURE PAGE TO AMENDED AND RESTATED FIRST REFUSAL AND CO-SALE AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated First Refusal and Co-Sale Agreement as of the date first above written.

INVESTORS:

VERWALTUNGSGESELLSCHAFT AD. KRAUTH

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED FIRST REFUSAL AND CO-SALE AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated First Refusal and Co-Sale Agreement as of the date first above written.

INVESTORS:

PONTHIEU VENTURES

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED FIRST REFUSAL AND CO-SALE AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated First Refusal and Co-Sale Agreement as of the date first above written.

INVESTORS: DALHIA A SICAR SCA By: Dalhia Gestion, its Managing Company

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED FIRST REFUSAL AND CO-SALE AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated First Refusal and Co-Sale Agreement on the day and year indicated above.

COMMON HOLDERS: PATH[4] LLC

By:
Name:
Title:

Stephen H. Hochschuler, M.D.

Daniel L. Peterson, M.D

John K. Stokes, M.D.

Mark Richards

Christophe Lavigne

Hervé Dinville

Patrick Richard

Jean-Louis Medus

[SIGNATURE PAGE TO AMENDED AND RESTATED FIRST REFUSAL AND CO-SALE AGREEMENT]

SCHEDULE A

SCHEDULE OF INVESTORS

Investor	Shares of Common	Shares of Series A-1	Shares of Series A-2	Shares of Series B	Shares of Series C
Telegraph Hill Partners SBIC, LP 360 Post Street Suite 601 San Francisco, CA 94108 Fax: (415) 765-6983 Attn: Jeanette Welsh	0	0	0	0	2,484,979

THP Affiliates Fund, LLC 360 Post Street Suite 601 San Francisco, CA 94108 Fax: (415) 765-6983 Attn: Jeanette Welsh	0	0	0	0	90,129

Telegraph Hill Partners II, LP 360 Post Street Suite 601 San Francisco, CA 94108 Fax: (415) 765-6983 Attn: Jeanette Welsh	0	0	0	0	12,598,237

THP II Affiliates Fund, LLC 360 Post Street Suite 601 San Francisco, CA 94108 Fax: (415) 765-6983 Attn: Jeanette Welsh	0	0	0	0	277,299

Austin Ventures VIII, L.P. 300 W. 6th Street, Suite 2200 Austin, TX 78701 Fax: (512) 476-3952 Attn: Joe Aragona	2,138,851	6,672,071	966,954	6,006,006	2,145,923

Path[4] Innovations LP 4030 W. Braker Lane, Suite 360 Austin, Texas 78759 Fax: (512) 344-3350 Attn: General Partner	0	1,112,012	0	1,001,001	0

Schedule A-1

FCPR R Capital Technologies 42 rue d’Anjou, 75008 Paris, France Fax: 00 33 1 4074 8820 Attn: Pierre Remy	1,576,220	958,717	11,852,408	456,887	370,011

FCPR R Capital Privé Technologies 42 rue d’Anjou, 75008 Paris, France Fax: 00 33 1 4074 8820 Attn: Pierre Remy	252,046	153,295	1,895,536	73,055	59,173

Pinto Technology Ventures, L.P. 1000 Main, Suite 3250 Houston, TX 77002 Fax: (713) 209-7599 Attn: Matthew Crawford	603,275	2,224,024	272,721	2,002,002	2,145,923

Verwaltungsgellschaft AD. KRAUTH Wandsbeker Königstr. 27-29 22041 Hamburg Fax: +49 (40) 6588-1238 Attn: Björn Breiter	990,096	0	447,630	2,119,767	0

Dalhia A Sicar SCA[1] 50 av JF Kennedy, L-2951 Luxemberg Fax: +33 1 53 01 38 16 Attn: Armando Geday	0	0	2,662,600	0	1,287,553

Ponthieu Ventures 50 Avenue des Champs-Elyses 75008 Paris, France Fax: +33 1 45 63 85 28 Attn: Emmanuel Roth	0	0	0	3,179,650	0

Total	5,560,488	11,120,119	18,097,849	14,838,368	21,459,227

[1]	Dalhia A Sicar SCA currently holds warrants to purchase 53,500 shares of Médical Class B Stock and 14,500 shares of Médical Class C Stock. Upon exercise of those warrants, Dalhia A Sicar SCA will exchange those shares of Médical capital stock for 2,662,600 shares of the Company’s Series A-2 Preferred Stock.

Schedule A-2

SCHEDULE B

SCHEDULE OF COMMON HOLDERS

Common Holder Name	Holding Common Stock
Path[4], LLC	2,780,030
Stephen H. Hochschuler, M.D.	309,353
Daniel L. Peterson, M.D.	55,601
John K. Stokes, M.D.	55,601
Mark Richards	1,737
Christophe Lavigne[2][3]	7,839,008
Hervé Dinville[3]	8,408,530
Patrick Richard[3]	4,489,026
J. Huppert[3]	284,428
P. Bernard[3]	142,214
Taylor Bryant Pty, Ltd[3]	117,468
Jan de Decker[3]	117,468
M. Ameil[3]	569,522
Jean-Louis Medus[3]	462,040
Rupert Griffiths[3]	78,313
Xavier Bellot[3]	158,582
Stephane Menard[3]	8,810
Alexis Mercier[3]	17,620
Frederic Dugrillon[3]	17,620
Alain Roussel[3]	29,367
Michael Labrum[3]	17,620
Dominique Ferrari[3]	82,228
Rodolphe Dagnaud[3]	17,620
Julien Clause[3]	17,620

[2]	Represents the number of shares of Holding such Common Holder will hold upon exchange of all shares and the exercise of all warrants.
[3]	Christophe Lavigne also has options to purchase 639,617 shares of the Company’s Common Stock.

Schedule B-1

Emmanuelle Arnon[3]	17,620
Jose Thevenin[3]	11,747
Jean-Jaques Coll[3]	11,747
Camille Marguier[3]	17,620
Christophe Garnier[3]	17,620
Sophie Stefanutti[3]	3,524
Cedric Demonsand[3]	2,349
Catherine Rodriguez-Chevreau[3]	2,349
Veronique Cesar[3]	2,349
Annabelle Debauchez[3]	2,349
Estelle Arbrun[3]	2,349
Karine Thioust[3]	2,349
Julien Jordy[3]	2,349
Agnes Koch[3]	2,349
Sebastien Bizot[3]	2,349
TOTALS	26,178,445

Schedule B-2

Annex A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of the First Refusal and Co-Sale Agreement dated as of September 11, 2007 (the “Agreement”) by and among the Company and certain of its Stockholders. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:

1. Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of the capital stock of the Company (the “Stock”), subject to the terms and conditions of the Agreement.

2. Agreement. As partial consideration for such transfer, Transferee (i) agrees that the Stock acquired by Transferee shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if Transferee were originally a party thereto.

3. Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

4. Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption Agreement to acknowledge its fairness and that it is in such spouse’s best interests and to bind to the terms of the Agreement such spouse’s community interest, if any, in the Stock.

EXECUTED AND DATED this             day of                                     ,             .

TRANSFEREE

By:
Name:
Title:
Address:

Fax:

Spouse: (if applicable):

Name:

ACKNOWLEDGED AND ACCEPTED: LDR Holding Corporation

By:
Name:
Title:

Annex A-1